Exhibit 99.3

INMED PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On October 13, 2021, the Company and BayMedica, LLC, formerly InMed LLC (“Merger Sub”), the Company’s wholly-owned subsidiary, entered into an amended and restated agreement and plan of reorganization (the “Amended Agreement”) with BayMedica, BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, pursuant to which the Company acquired all of BayMedica’s outstanding shares of common stock (the “Merger”). The Amended Agreement amended and restated the previously-reported agreement and plan of reorganization, dated as of September 10, 2021, by and among the Company, Merger Sub, BayMedica, BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, in its entirety (the “Original Agreement”).

Pursuant to the Amended Agreement, InMed issued 2,050,000 common shares (the “Stock Consideration”) to BayMedica’s equity and convertible debt holders and $1,000,000 in cash (the “Cash Consideration”). The Cash Consideration is being held in escrow by the Company and is subject to reduction for certain post-closing adjustments or satisfaction of indemnification claims under the Amended Agreement. The Amended Agreement contained representations, warranties, covenants and indemnities by the parties customary for transactions of this type.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Merger.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). InMed has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheets of InMed and BayMedica on a pro forma basis giving effect to the Merger as if it had been completed on September 30, 2021. The unaudited pro forma consolidated statements of operations for the three months ended September 30, 2021 and for the year ended June 30, 2021 combine the historical statements of operations of InMed and BayMedica giving effect to the Merger as if it had been completed on July 1, 2020, the first day of the earliest period presented.

The pro forma adjustments and allocation of the Purchase Price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists.

As of the date hereof, we have not completed the detailed valuation analysis and calculations necessary to arrive at final estimates of the fair market value of the assets of BayMedica to be acquired and the liabilities to be assumed and the related allocations of the Purchase Price, nor have we identified all adjustments necessary to conform BayMedica’s accounting policies to our accounting policies, including the adoption of ASC Topic 842 - Leases. Accordingly, certain of BayMedica’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values.

Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once we have completed the valuation analysis necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes for BayMedica. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of InMed and accompanying notes for the year ended June 30, 2021, included in InMed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021; and the historical unaudited consolidated financial statements of InMed and accompanying notes for the period ended September 30, 2021, included in InMed’s Quarterly Report on Form 10-Q for the quarter ended September 30 2021, and (ii) the historical audited financial statements of BayMedica and accompanying notes included for the year ended December 31, 2020, and the historical unaudited financial statements of BayMedica and accompanying notes for the nine-month period ended September 30, 2021, each of which are filed as Exhibits 99.1 and 99.2, respectively, with this Current Report on Form 8-K.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Merger been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Merger. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of InMed and BayMedica following the date of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	InMed		Transaction	Other
	Pharmaceuticals	BayMedica	Accounting	Transaction		Pro Forma
	Inc.	LLC	Adjustments	Adjustments	Note	Combined

ASSETS	$					$
Current
Cash and cash equivalents	15,343,905	44,461	(1,000,000)	(212,660)	(j) (l)	14,175,706
Short-term investments	45,224					45,224
Accounts receivable	14,842	38,800				53,642
Loan receivable	250,000			(250,000)	(m)	-
Inventories		487,175				487,175
Prepaids and other assets	322,352	19,746				342,098
Total current assets	15,976,323	590,182	(1,000,000)	(462,660)		15,103,845

Non-Current
Property and equipment, net	304,934	134,488		727,389	(e)	1,166,811
Intangible assets, net	1,037,382	-	2,276,083		(a) (o)	3,313,465
Goodwill			1,575,848		(b)	1,575,848
Other assets	8,625	100,550				109,175
Total Assets	17,327,264	825,220	2,851,931	264,729		21,269,144

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payables and accrued liabilities	1,844,769	1,095,245		(395,884)	(h) (e)	2,544,130
Short-term debt		2,839,849		(2,810,537)	(g) (l) (m)	29,312
Current portion of lease obligations	82,232	-				82,232
Deferred revenue		8,390				8,390
Total current liabilities	1,927,001	3,943,484	-	(3,206,421)	-	2,664,064

Non-current
Lease obligations	178,591	-		824,701	(e)	1,003,292
Derivative warrants liability	-					-
Long-term debt	-	343,248		(284,623)	(l) (m)	58,625
Total Liabilities	2,105,592	4,286,732	-	(2,666,343)		3,725,981
Shareholders' Equity
Common shares, no par value, unlimited authorized shares: 10,327,034 (June 30, 2021 - 8,050,707) issued and outstanding	63,686,724	9,303	(393,967)	2,931,072	(c) (h) (g)	66,233,132
Additional paid-in capital	29,230,464	77,769	(77,769)		(d)	29,230,464
Accumulated deficit	(77,824,085)	(3,548,584)	3,323,667		(d) (k)	(78,049,002)
Accumulated other comprehensive income	128,569					128,569
Total Shareholders' Equity	15,221,672	(3,461,512)	2,851,931	2,931,072		17,543,163
Total Liabilities and Shareholders' Equity	17,327,264	825,220	2,851,931	264,729		21,269,144

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

	InMed		Transaction
	Pharmaceuticals	BayMedica	Accounting			Pro Forma
	Inc.	LLC	Adjustments		Note	Combined
	$	$	$	$		$

Net sales	-	276,320				276,320
Cost of sales	-	101,977				101,977
Gross profit	-	174,343	-			174,343

Operating Expenses
Research and development and patents	1,491,252	615,690	79,156		(q)	2,106,942
General and administrative	1,372,867	207,773	(331,354)		(f) (q)	1,580,640
Amortization and depreciation	28,532	4,470	44,983		(k)	33,002
Total operating expenses	(2,892,651)	(653,590)	207,215			(3,546,241)

Other Income (Expense)
Interest income (expense)	5,148	(34,790)	26,325		(i)	(29,642)
Other income, net	-	273,311				273,311
Foreign exchange loss	(84,112)					(84,112)
Total other (expenses) income	(78,964)	238,521	26,325			159,557

Net loss before income taxes	(2,971,615)	(415,069)	233,540			(3,386,684)
Income tax expense	-	168				168
Net loss for the period	(2,971,615)	(414,901)	233,540			(3,386,516)

Net loss for the period
Basic and diluted	(0.21)					(0.24)
Weighted average outstanding common shares
Basic and diluted	14,075,273					14,075,273

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2021

	InMed		Transaction
	Pharmaceuticals	BayMedica	Accounting		Pro Forma
	Inc.	LLC	Adjustments	Note	Combined
	$	$	$		$

Net sales	-	1,994,013	(90,000)	(n)	1,904,013
Cost of sales	-	475,572			475,572
Gross profit	-	1,518,441	(90,000)		1,428,441

Operating Expenses
Research and development and patents	5,338,084	1,164,240	226,624	(n) (q)	6,728,948
General and administrative	4,479,333	348,555	(41,264)	(f) (q)	4,786,624
Amortization and depreciation	120,866	17,878	179,933	(k)	318,677
Total operating expenses	(9,938,283)	(12,232)	(455,293)		(10,405,808)

Other Income (Expense)
Interest income (expense)	16,017	(127,203)	105,300	(i)	(5,886)
Finance expense	(360,350)				(360,350)
Unrealized gain on derivative warrants liability	242,628				242,628
Other income, net	0	142,656			(20,445)
Foreign exchange loss	(163,101)	(20)			(264,826)
Total other expenses	(264,806)	15,433	105,300	-	(408,879)

Net loss before income taxes	(10,203,089)	3,202	(349,993)		(10,549,881)
Income tax expense	-	(3,049)			(3,049)
Net loss for the period	(10,203,089)	153	(349,993)		(10,552,930)

Other Comprehensive Loss
Foreign currency translation gain (loss)	430,443	-			430,443
Total comprehensive loss for the period	(9,772,646)	153	(349,993)	-	(10,122,487)

Net loss for the period
Basic and diluted	(1.16)				(1.20)
Weighted average outstanding common shares
Basic and diluted	8,769,830			(p)	8,769,830

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of InMed and the historical financial statements of BayMedica. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the transaction as if the Merger had been completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2021 and for the year ended June 30, 2021 combine the historical statements of operations of InMed and BayMedica giving effect to the Merger as if it had been completed on July 1, 2020, the first day of the earliest period presented.

The Merger will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. We are treated as the “acquirer” and BayMedica is treated as the “acquired” company for financial reporting purposes. Accordingly, the purchase consideration allocated to the BayMedica business’s net assets and liabilities for preparation of the unaudited pro forma condensed combined balance sheet is based upon their estimated preliminary fair values assuming the Merger was completed as of September 30, 2021. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the BayMedica’s business’s net assets and liabilities at September 30, 2021 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

We have not yet completed the detailed valuation studies necessary to arrive at the final estimates of the fair value of BayMedica’s assets to be acquired, the liabilities to be assumed and the related allocations of the Purchase Price.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Actual results may differ from these unaudited pro forma condensed combined financial statements once we have determined the final Purchase Price for BayMedica and have completed the valuation studies necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. The preliminary unaudited pro forma Purchase Price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of InMed would have been had the Merger been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform BayMedica’s presentation to that of InMed’s. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as of September 30, 2021, not October 13, 2021 which was the actual date of the Merger Closing.

We have engaged a third-party valuation company to assist us with valuation of the BayMedica’s assets and liabilities. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed has not yet been completed; accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of InMed and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.

The Purchase Price, as provided in the Merger Agreement, provides for the Sellers to receive 2,050,000 common shares of InMed and $1.0 million in cash consideration. The cash consideration is being held in escrow by InMed and is subject to reduction for certain post-closing adjustments or satisfaction of indemnification claims under the Merger Agreement.

The 2,050,000 common shares were fair valued, taking into consideration a liquidity discount reflecting the 180-day resale restriction on the issued shares.

Estimated fair value of common shares issued	$2,546,408
Cash	1,000,000
Estimated fair value of consideration transferred	$3,546,408

The cash component is subject to reduction for certain post-closing adjustments or satisfaction of indemnification claims and therefor may be subject to change.

The table below represents the preliminary allocation of the estimated total Purchase Price to BayMedica’s business’s assets and liabilities in the Merger based on our preliminary estimate of their respective fair values.

Description	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$44,461
Accounts receivable, net of allowance for doubtful accounts	38,800
Inventory	487,175
Prepaid expenses and deposits	120,296
Property and equipment, net	134,488
Intangible assets	2,501,000
Goodwill	1,575,848
Total assets acquired	4,902,068

Liabilities assumed:
Accounts payable and accrued liabilities	796,673
Other short term liabilities	215,739
Long term debt	343,248
Total liabilities acquired	1,355,660
Estimated fair value of net assets acquired	$3,546,408

Our unaudited pro forma Purchase Price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $2,501,000. These intangible assets include patents, trademarks, trade secrets and product formulation knowledge each of which is expected to have a finite life and are expected to be amortized using the straight-line method over the respective lives of each asset.

Goodwill represents the amount of the Purchase Price in excess of the estimated preliminary amounts assigned to the fair value of the BayMedica’s assets acquired and the liabilities assumed. Since these amounts are estimates, the final amount of goodwill recorded may differ materially from the amount presented. Goodwill will not be amortized, but will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, we will incur an impairment charge during the period in which the determination is made.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of different methods under the Income-Based Approach. The Income-Based Approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that convert anticipated economic benefits into a present single amount. This valuation technique requires us to make certain assumptions about future operating and financial performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, the relationship between the assets acquired and the business as a whole, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

This preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The final total consideration and amounts allocated to BayMedica’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Merger. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in our actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Merger, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of InMed.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

(a)	Adjustment includes preliminary estimated fair value of intangible assets acquired by InMed.
(b)	Adjustment reflects preliminary estimated goodwill.
(c)	Adjustment reflects the preliminary estimated fair value of the common shares issued to BayMedica's equity and convertible debt holders. This equity consideration is included in the preliminary estimated fair value of the consideration transferred in the Merger.
(d)	Adjustment includes the elimination of the historical additional paid-in capital and accumulated deficit of BayMedica.
(e)	Adjustment reflects the adoption of ASC 842 Leases to conform to InMed's presentation.
(f)	Represents pro forma adjustment to eliminate transaction expenses related to the Merger incurred by InMed and BayMedica, which will not be recurring after the completion of the Merger.
(g)	Represents pro forma adjustment to reclass Convertible Notes to equity to reflect conversion into BayMedica shares as at closing.
(h)	Represents pro forma adjustment to reclassify accrued interest on Convertible Notes to equity.
(i)	Represents pro forma adjustment to eliminate interest expenses related to the Convertible Notes, which will not be recurring after the completion of the Merger.
(j)	Adjustment reflects the Cash Consideration to be paid to acquire BayMedica.
(k)	Includes the cumulative impact of preliminary amortization expense for identifiable intangible assets acquired.
(l)	Adjustment reflects the cash repayment of certain loans, made immediately after the completion of the Merger.
(m)	Represents pro forma adjustments to eliminate intercompany loans made between InMed and BayMedica.
(n)	Represents pro forma adjustments to eliminate intercompany transactions between InMed and BayMedica, which will not be recurring after the completion of the Merger.
(o)	Adjustment includes the cumulative impact of the amortization of identifiable intangible assets.
(p)	Assumes issuance of 2,050,000 shares issued in the transaction at the beginning of the period.
(q)	Adjustment includes the cumulative incremental impact of new compensation contracts with employees of BayMedica under S-X 11-01(a)(8) after the completion of the Acquisition.